Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S‐1/A of Littlefield Corporation of our report dated March 25, 2011, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form10‐K of Littlefield Corporation for the years ended December 31, 2010 and 2009.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Padgett, Stratemann & Co., L.L.P.
San Antonio, Texas
October 12, 2011

SANANTONIO	AUSTIN
100N.E.LOOP410,SUITE1100	811BARTONSPRINGSROAD,SUITE550	TOLLFREE:8008794966
SANANTONIO,TEXAS78216	AUSTIN,TEXAS78704	WEB:PADGETT‐CPA.COM
2108286281	5124760717